INVESTMENT MANAGEMENT SERVICES AGREEMENT

         This Agreement dated as of December 1, 2002, is by and between Growth Trust (the Trust), a Massachusetts business trust, on behalf of its underlying series portfolios, Aggressive Growth Portfolio, Growth Portfolio, and Growth Trends Portfolio (the "Portfolios") and American Express Financial Corporation ("the Advisor"), a Delaware corporation.

Part One: INVESTMENT MANAGEMENT AND OTHER SERVICES

         (1) The Trust hereby retains the Advisor, and the Advisor hereby agrees, for the period of this Agreement and under the terms and conditions hereinafter set forth, to furnish the Portfolios continuously with suggested investment planning; to determine, consistent with the Portfolio's investment objectives and policies, which securities in the Advisor's discretion shall be purchased, held or sold, and to execute or cause the execution of purchase or sell orders; to prepare and make available to the Portfolios all necessary research and statistical data in connection therewith; to furnish all other services of whatever nature required in connection with the management of the Portfolios as provided under this Agreement; and to pay such expenses as may be provided for in Part Three; subject always to the direction and control of the Board of Trustees (the "Board"), the Executive Committee and the authorized officers of the Trust. The Advisor agrees to maintain an adequate organization of competent persons to provide the services and to perform the functions herein mentioned. The Advisor agrees to meet with any persons at such times as the Board deems appropriate for the purpose of reviewing the Advisor's performance under this Agreement.

         (2) The Advisor agrees that the investment planning and investment decisions will be in accordance with general investment policies of the Portfolios as disclosed to the Advisor from time to time by the Portfolios and as set forth in their prospectuses and registration statements filed with the United States Securities and Exchange Commission (the "SEC").

         (3) The Advisor agrees that it will maintain all required records, memoranda, instructions or authorizations relating to the acquisition or disposition of securities for the Portfolios.

         (4) The Trust agrees that it will furnish to the Advisor any information that the latter may reasonably request with respect to the services performed or to be performed by the Advisor under this Agreement.

         (5) The Advisor is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Portfolios and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein. Subject to prior authorization by the Board of appropriate policies and procedures, and subject to termination at any time by the Board, the Advisor may also be


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authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, to the extent authorized by law, if the Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Advisor's overall responsibilities with respect to the Portfolios and other funds for which it acts as investment adviser.

          (6) It is understood and agreed that in furnishing the Portfolios with the services as herein provided, neither the Advisor, nor any officer, director or agent thereof shall be held liable to the Trust, the Portfolios or their creditors or unitholders for errors of judgment or for anything except willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the terms of this Agreement. It is further understood and agreed that the Advisor may rely upon information furnished to it reasonably believed to be accurate and reliable.

Part Two:  COMPENSATION TO INVESTMENT MANAGER

         (1) The Trust agrees to pay to the Advisor on behalf of each Portfolio, and the Advisor covenants and agrees to accept from each Portfolio in full payment for the services furnished, a fee composed of an asset charge and a performance incentive adjustment.

                  (a) The Asset Charge

                        (i) The asset charge for each calendar day of each year
                  shall be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with paragraph (ii) below. The computation shall be made for each calendar day on the basis of net assets as of the close of the preceding business day. In the case of the suspension of the computation of net asset value, the fee for each calendar day during such suspension shall be computed as of the close of business on the last full business day on which the net assets were computed. Net assets as of the close of a full business day shall include all transactions in shares of the Portfolio recorded on the books of the Portfolio for that day. The asset charge shall be based on the net assets of the Portfolio set forth in the following table.

                                   Aggressive Growth Portfolio

                                          Asset Charge
                                Assets             Annual Rate At
                              (Billions)          Each Asset Level

                          First         $0.25                  0.650%
                          Next           0.25                  0.625
                          Next           0.50                  0.600
                          Next           1.00                  0.575
                          Next           1.00                  0.550
                          Next           3.00                  0.525
                          Over           6.00                  0.500
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                                         Growth Portfolio
                                    Growth Trends Portfolio


                                          Asset Charge
                                Assets              Annual Rate At
                              (Billions)           Each Asset Level

                          First         $1.00                  0.600%
                          Next           1.00                  0.575
                          Next           1.00                  0.550
                          Next           3.00                  0.525
                          Next           6.00                  0.500
                          Next          12.00                  0.490
                          Over          24.00                  0.480



                  (b) The Performance Incentive Adjustment.

                      (i) Calculating the Performance Incentive Adjustment. The
                    performance incentive adjustment shall be calculated monthly by:

                           (A) Determining the difference in performance (the
                      "Performance Difference") between the Fund that invests in the Portfolio ("the comparison fund") and an index of similar funds (the "Index"), as described in paragraph
                      (b)(ii). The comparison funds and Indexes for the Portfolios are as set forth below:

     ---------------------------- ---------------------------------- -----------------------------------------
     Portfolio                    Comparison fund                    Index
     ---------------------------- ---------------------------------- -----------------------------------------
     Aggressive Growth Portfolio  AXP Research Opportunities Fund    Lipper Large-Cap Core Funds Index
     ---------------------------- ---------------------------------- -----------------------------------------
     Growth Portfolio             AXP Growth Fund                    Lipper Large-Cap Growth Funds Index
     ---------------------------- ---------------------------------- -----------------------------------------
     Growth Trends Portfolio      AXP New Dimensions Fund            Lipper Large-Cap Growth Funds Index
     ---------------------------- ---------------------------------- -----------------------------------------

                           (B) Using the Performance Difference calculated under
                      paragraph (b)(ii) to determine the Adjustment Rate, as illustrated in paragraph (b)(iii).

                           (C) Multiplying the current month's Adjustment Rate
                      by the Fund's average net assets for the comparison period, then dividing the result by the number of months in the comparison period to determine the monthly adjustment. Where the performance of the Fund exceeds the Index, the amount so determined shall be an increase in fees as computed under paragraph (1)(a). Where Fund performance is exceeded by the Index, the amount so determined shall be a decrease in such fees.

                      (ii) Computing the Performance Difference. The Performance
                  Difference, calculated monthly, is determined by measuring the percentage difference between the performance of one Class A share of the Fund and the performance of the Index. The performance of one Class
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                  A share of the Fund shall be measured by computing the
                  percentage difference, carried to two decimal places, between the net asset value as of the last business day of the period selected for comparison and the net asset value of such share as of the last business day of the prior period, adjusted for dividends or capital gain distributions treated as reinvested immediately. The performance of the Index will be established by measuring the percentage difference, carried to two decimal places, between the ending and beginning Index for the comparison period, with dividends or capital gain distributions on the securities that comprise the Index being treated as reinvested immediately.

                      (iii) Determining the Adjustment Rate. The Adjustment
                  Rate, computed to five decimal places, is determined in accordance with the following table:

      --------------- ----------------------------------------------------------
      Performance     Adjustment Rate
      Difference
      --------------- ----------------------------------------------------------
      0.00%-0.50%     0
      --------------- ----------------------------------------------------------
      0.50%-1.00%     6 basis points times the performance difference over 0.50%
                      (maximum of 3 basis points if a 1% performance difference)

      --------------- ----------------------------------------------------------
      1.00%-2.00%     3 basis points, plus 3 basis points times the performance
                      difference over 1.00% (maximum 6 basis points if a 2%
                      performance difference)
      --------------- ----------------------------------------------------------
      2.00%-4.00%     6 basis points, plus 2 basis points times the performance
                      difference over 2.00% (maximum 10 basis points if a 4%
                      performance difference)
      --------------- ----------------------------------------------------------
      4.00%-6.00%     10 basis points, plus 1 basis point times the performance
                      difference over 4.00% (maximum 12 basis points if a 6%
                      performance difference)
      --------------- ----------------------------------------------------------
      6.00% or more   12 basis points
      --------------- ----------------------------------------------------------

                  For example, if the performance difference is 2.38%, the adjustment rate is 0.000676 (0.0006 [6 basis points] plus
                  0.0038 [the 0.38% performance difference over 2.00%] x 0.0002[2 basis points] x 100 (0.000076)). Rounded to five decimal places, the Adjustment Rate is 0.00068.

                      (iv) The maximum adjustment rate is 0.00120 per year.

                      (v) For a period of six months beginning Dec. 1, 2002, the adjustment will be calculated based on the lesser of the amount due under the adjustment described above or under the adjustment used prior to Dec. 1, 2002. The comparison period will increase by one month until it reaches 12 months. The 12 month comparison period will then roll over with each succeeding month, so that it always equals 12 months, ending with the month for which the performance incentive adjustment is being computed.

                      (vi) If an Index ceases to be published for a period of
                  more than 90 days, changes in any material respect or otherwise becomes impracticable
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                  to use for purposes of the adjustment, no adjustment will be made under this paragraph (b) until such time as the Board approves a substitute index.

         (2) The fee shall be paid on a monthly basis and, in the event of the termination of this Agreement, the fee accrued shall be prorated on the basis of the number of days that this Agreement is in effect during the month with respect to which such payment is made.

         (3) The fee provided for hereunder shall be paid in cash by the Portfolios to the Advisor within five business days after the last day of each month.

Part Three:  ALLOCATION OF EXPENSES

         (1) The Trust, on behalf of the Portfolios, agrees to pay:

             (a) Fees payable to the Advisor for its services under the terms of this Agreement.

             (b)  Taxes.

             (c) Brokerage commissions and charges in connection with the purchase and sale of assets.

             (d)  Custodian fees and charges.

             (e) Fees and charges of its independent certified public accountants for service the Trust or Portfolios request.

             (f) Premium on the bond required by Rule 17g-1 under the Investment Company Act of 1940.

             (g) Fees and expenses of attorneys (i) it employs in matters not involving the assertion of a claim by a third party against the Trust, a Portfolio, the trustees and officers, (ii) it employs in conjunction with a claim asserted by the Board against the Advisor, except that the Advisor shall reimburse the Trust for such fees and expenses if it is ultimately determined by a court of competent jurisdiction, or the Advisor agrees, that it is liable in whole or in part to the Trust, and (iii) it employs to assert a claim against a third party.

             (h) Fees paid for the qualification and registration for public sale of the securities of the Portfolios under the laws of the United States and of the several states in which such securities shall be offered for sale.

             (i)  Fees of consultants employed by the Trust.

             (j) Trustees, officers and employees expenses which shall include fees, salaries, memberships, dues, travel, seminars, pension, profit sharing, and all other benefits paid to or provided for trustees, officers and employees, trustees and officers liability insurance, errors and omissions liability insurance, worker's compensation insurance and other expenses applicable to the trustees, officers and employees, except the Trust will not pay any fees or expenses of any person who is an officer or employee of the Advisor or its affiliates.

             (k) Filing fees and charges incurred by the Trust in connection with filing any amendment to its agreement or declaration of Trust, or incurred in filing
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                  any other document with the State of Massachusetts or its
                  political subdivisions.

             (l)  Organizational expenses of the Trust.

             (m) Expenses incurred in connection with lending portfolio securities of the Portfolios.

             (n) Expenses properly payable by the Trust on behalf of the Portfolios, approved by the Board.

         (2) The Advisor agrees to pay all expenses associated with the services it provides under the terms of this Agreement.

Part Four: MISCELLANEOUS

         (1) The Advisor shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Trust.

         (2) A "full business day" shall be as defined in the By-laws of the Trust.

         (3) The Trust recognizes that the Advisor now renders and may continue to render investment advice and other services to other investment companies and persons which may or may not have investment policies and investments similar to those of the Portfolios and that the Advisor manages its own investments and/or those of its subsidiaries. The Advisor shall be free to render such investment advice and other services and the Trust hereby consents thereto.

         (4) Neither this Agreement nor any transaction had pursuant hereto shall be invalidated or in any way affected by the fact that trustees, officers, agents and/or unitholders of the Trust are or may be interested in the Advisor or any successor or assignee thereof, as directors, officers, stockholders or otherwise; that directors, officers, stockholders or agents of the Advisor are or may be interested in the Trust or Portfolios as trustees, officers, unitholders, or otherwise; or that the Advisor or any successor or assignee, is or may be interested in the Portfolios as unitholder or otherwise, provided, however, that neither the Advisor, nor any officer, trustee or employee thereof or of the Trust, shall sell to or buy from the Portfolios any property or security other than units issued by the Portfolios, except in accordance with applicable regulations or orders of the SEC.

         (5) Any notice under this Agreement shall be given in writing, addressed, and delivered, or mailed postpaid, to the party to this Agreement entitled to receive such, at such party's principal place of business in Minneapolis, Minnesota, or to such other address as either party may designate in writing mailed to the other.

         (6) The Advisor agrees that no officer, director or employee of the Advisor will deal for or on behalf of the Trust with himself as principal or agent, or with any
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corporation or partnership in which he may have a financial interest, except that this shall not prohibit:

             (a) Officers, directors or employees of the Advisor from having a financial interest in the Portfolios, the Trust or in the Advisor.

             (b) The purchase of securities for the Portfolios, or the sale of securities owned by the Portfolios, through a security broker or dealer, one or more of whose partners, officers, directors or employees is an officer, director or employee of the Advisor, provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such services.

             (c) Transactions with the Portfolios by a broker-dealer affiliate of the Advisor as may be allowed by rule or order of the SEC and if made pursuant to procedures adopted by the Board.

         (7) The Advisor agrees that, except as herein otherwise expressly provided or as may be permitted consistent with the use of a broker-dealer affiliate of the Advisor under applicable provisions of the federal securities laws, neither it nor any of its officers, directors or employees shall at any time during the period of this Agreement, make, accept or receive, directly or indirectly, any fees, profits or emoluments of any character in connection with the purchase or sale of securities (except shares issued by the Portfolios) or other assets by or for the Trust or Portfolios.



Part Five: RENEWAL AND TERMINATION

         (1) This Agreement shall continue in effect until November 30, 2004 or until a new agreement is approved by a vote of the majority of the outstanding units of each Portfolio and by vote of the Trust's Board, including the vote required by (b) of this paragraph, and if no new agreement is so approved, this Agreement shall continue from year to year thereafter unless and until terminated by either party as hereinafter provided, except that such continuance shall be specifically approved at least annually (a) by the Board or by a vote of the majority of the outstanding units of the relevant Portfolios and (b) by the vote of a majority of the trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. As used in this paragraph, the term "interested person" shall have the same meaning as set forth in the Investment Company Act of 1940, as amended (the "1940 Act").

         (2) This Agreement may be terminated by either the Trust, on behalf of a Portfolio, or the Advisor at any time by giving the other party 60 days' written notice of such intention to terminate, provided that any termination shall be made without the payment of any penalty, and provided further that termination may be effected either by
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the Board or by a vote of the majority of the outstanding voting units of the respective Portfolio. The vote of the majority of the outstanding voting units of a Portfolio for the purpose of this Part Five shall be the vote at a unitholders' regular meeting, or a special meeting duly called for the purpose, of 67% or more of the Portfolio's shares present at such meeting if the holders of more than 50% of the outstanding voting units are present or represented by proxy, or more than 50% of the outstanding voting units of the Portfolio, whichever is less.

         (3) This Agreement shall terminate in the event of its assignment, the term "assignment" for this purpose having the same meaning as set forth in the 1940 Act.

IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.

GROWTH TRUST
         Aggressive Growth Portfolio
         Growth Portfolio
         Growth Trends Portfolio


By /s/ Leslie L. Ogg
   -------------------
       Leslie L. Ogg
       Vice President


AMERICAN EXPRESS FINANCIAL CORPORATION





By /s/ Paula R. Meyer
   -------------------
       Paula R. Meyer
       Senior Vice President and General Manager- Mutual Funds